Exhibit 10.2

May 3, 2005

Robert Eastep, C.F.O.
America’s MoneyLine, Inc
4880 Cox Road
Glen Allen, VA 23060

Saxon Capital, Inc.
4860 Cox Road, Suite 300
Glen Allen, VA 23060

Re: Acquisition of Assets

Dear Robert:

This letter (“Offer Letter”) will memorialize the proposed offer by Bravo Credit Corporation (“Bravo”) to America’s MoneyLine, Inc. (“AML”) for the acquisition of certain assets of AML and the terms and conditions applicable to Bravo and Encore Credit Corp. (“Encore” and together with Bravo, “Buyer”) and Saxon Capital, Inc. (“Saxon”). This Offer Letter is not deemed to be an offer by Bravo, nor can it be accepted by AML until executed by an authorized officer of Bravo. The proposed date of the acquisition (the “Acquisition”) will be May 16, 2005 and will include the following:

Acquisition by Bravo

• Full Operations: Bravo will acquire full operations, workforce and related benefits of five retail origination branches located in Connecticut, New Jersey, North Carolina,
Maryland and Texas (the “Five Branches”).
• Five Branches: The addresses of the Five Branches are as follows:
o 612 Wheelers Farm Road, Milford, CT 06460 (“CT Branch”)
o 6305 Ivy Lane, Suite 120, Greenbelt. MD 20770 (“MD Branch”)
o 4237 Louisburg Road, #110, Raleigh, NC 27604 (“NC Branch”)
o 8131 LBJ Freeway, Suite 770, Dallas, TX 75251 (“TX Branch”)
o 1422 Route 70 East, Cherry Hill, NJ 08034 (“NJ Branch”)
• Assumption: Bravo will assume the leases, furniture, equipment, payroll cost, and all other non-payroll expenses and contracts of the Five Branches.

Robert Eastep

May 3, 2005

• Tampa Branch: Bravo will acquire the workforce, made up solely of the branch manager, loan officers and processors, of the branch located in Tampa, FL (“Tampa Branch”) but not the leases, furniture, equipment, or any other non-payroll cost.
• Cost: Bravo will pay $15,000 each for the Five Branches at the time each branch is acquired, in exchange for any and all non- leased equipment currently located in each of the Five Branches, including but not limited to furniture, cubicles, phone system and phones, computers, copiers, fax machines, and supplies as of the date of execution of this Offer Letter. Bravo will assume the leases on any equipment located in each of the Five Branches that is subject to a lease. Scanners and scanner personal computer workstations in the Dallas, TX office shall not convey. If all of the Five Branches have been acquired by Bravo no later than 7/1/05, Bravo will pay AML the additional sum of $50,000.00 within five (5) business days following the date of the Acquisition of the fifth branch. If less than all of the Five Branches have been acquired by 7/1/05, Bravo will pay the following amounts for each branch that is acquired by 7/1/05: CT Branch $7500, NC Branch $7500, NJ Branch $7500, MD Branch $7500, TX Branch $20,000. This payment will be made in a lump sum within five (5) business days of 7/1/05.
• Security Deposit(s): Bravo will pay AML the amount of each security deposit referenced in each lease that is assumed by Bravo within ten (10) days of the effective date of each assignment.
• Press Release: Buyer agrees to the language of Saxon’s press release reflecting the Acquisition described herein which is attached hereto as Exhibit A and incorporated by reference (“Saxon’s Press Release”). The press release of ECC Capital Corporation, an indirect parent of Bravo, reflecting the Acquisition described herein is attached hereto as Exhibit B and is incorporated by reference (“ECC’s Press Release”). Buyer and AML and Saxon mutually agree that both Saxon’s Press Release and ECC’s Press Release will not be made available to the public before 12:30 PM EST on Wednesday May 4, 2005 (the “Public Announcement”).
•
Retention Bonus: Bravo will provide each employee of AML that is acquired pursuant to this Offer Letter (“Acquired Employees”) with a retention bonus as reflected in the employment offer letters (“Employment Offer Letters”) the appropriate version of which will be given to each Acquired Employee according to their job title and location. The four versions of the Employment Offer Letters are attached hereto as Exhibit C and incorporated by reference herein.

•
Indemnification: Buyer will indemnify and hold AML and Saxon harmless from the costs or damages related to any litigation, or any claims filed with government agencies, brought against AML or Saxon by any Acquired Employee if:

o	The claim is based solely on the conduct of a Buyer employee (that is not one of the Acquired Employees); and
o	The claim is based only on conduct which occurred after the Acquisition; and
o	The litigation or claim is filed or brought within six (6) months from the date the individual bringing the claim or lawsuit became a Bravo employee.
•	Buyer will indemnify and hold AML and Saxon harmless from the costs or damages or any litigation related to Bravo’s default on any of the leases assigned pursuant to this Offer Letter.

Robert Eastep

May 3, 2005

The Acquisition as to each of the Five Branches will be contingent upon the conditions below having been completed by May 16, 2005 (the “Conditions ”). If the Conditions below are not met for any individual branch by May 16, 2005, any of the Five Branches will be acquired separately by Bravo up to July 1, 2005 if the Conditions have been met by July 1, 2005:

Conditions of Acquisition

• List of employees: AML will have provided a list of employees that are currently located at each of the Five Branches and the Tampa Branch as of the date of execution of this Offer Letter.
• AML will have provided a list of employees that have worked in each of the Five Branches and the Tampa Branch within the last 90 days from the date of execution of this
Offer Letter.
• Access and Public Announcement: On May 4, 2005 at 12 PM EST Fred Elflein and Jolene Bushnell of Bravo and Jim Smith of AML will meet with the workforce from the Five Branches and the Tampa Branch via conference call to jointly explain the Acquisition and the follow up office visits by Fred Elflein, Jolene Bushnell and/or Bravo management and personnel at each of the Five Branches and the Tampa Branch. Fred Elflein will attend the conference call from the TX Branch. The Public Announcement will occur after the commencement of the conference call. After the Public Announcement on May 4, 2005 Fred Elflein and Jolene Bushnell will be permitted to meet with the employees of the Five Branches and the Tampa Branch as needed by the schedule of Bravo. AML may at its discretion designate an AML representative to be present at each of these meetings but will in no way interfere with the meeting schedule of Bravo. Each visit shall be for the sole purpose of describing the Acquisition, communicating offers of employment with Bravo, including the distribution of the Employment Offer Letters, executing necessary documents needed for licensing, and describing Bravo’s policies.
•
Terms of Employment: Bravo agrees to make offers of employment to 100% of the current AML employees in the Five Branches and the Tampa Branch on the terms stated in the attached Employment Offer Letters based on each individual’s proposed job title (see Exhibit C) and the Bravo Employment Agreement (Exhibit D) and the applicable Bravo Commission Plans (Exhibit E).

•
Criminal Background Check: Should the criminal background check obtained by Bravo on any Acquired Employee that accepts employment with Bravo not meet the standards of Bravo for an offer of employment, and that employee is therefore not employed by Bravo, the employee’s acceptance will still be counted toward the Minimum Number of Employees required below, unless AML or Saxon had prior knowledge of such Acquired Employee’s conviction of, or accepted plea of guilty or no contest to a felony charge.

Robert Eastep

May 3, 2005

• Number of Employees: In order for the Acquisition to be consummated (“Minimum Number of Employees”),
o   Four of the branch managers currently located at the Five Branches as of the date of execution of this Offer Letter must accept employment with Bravo (the “Four Branch Managers”). If less than the Four Branch Managers accept employment with Bravo, Bravo is not obligated to go forward with the Acquisition of the Five Branches, but may within its discretion, acquire any of the Five Branches individually for which all other Conditions have been met.

In order for each Acquisition of the Five Branches to be consummated, the following minimum number of employees, including managers, must accept employment with Bravo:
o	Seven (7) of the employees currently located at the CT Branch as of the date of execution of this Offer Letter; and
o	Six (6) of the employees currently located at the MD Branch as of the date of execution of this Offer Letter; and
o	Thirteen (13) of the employees currently located at the TX Branch as of the date of execution of this Offer Letter; and
o	Seven (7) of the employees currently located at the NJ Branch as of the date of execution of this Offer Letter; and
o	Six (6) of the employees currently located at the NC Branch as of the date of execution of this Offer Letter.

• Landlord Consent: AML will have obtained written landlord consent to assign each of the leases for the Five Branches to Bravo.
• Assignment of Leases: For each lease where landlord has given consent to assignment, AML will have prepared and executed assignments to Bravo for the leases for each of the Five Branches.
•	AML shall remove all AML information and non-transferable licensed applications, software or operating systems from all computers and servers prior to the date of the Acquisition of each branch.
•	Agreement for Assignment, Sale, and Transfer: The parties will enter into a mutually acceptable agreement for the Acquisition containing all of the terms stated in this Offer Letter.

Robert Eastep

May 3, 2005

By executing this Offer Letter, AML or Saxon, as applicable, is making the following representations and warranties to Bravo or Buyer, as applicable:

Representations and Warranties by AML or Saxon

• Prior and Pending Claims: None of the employees currently located at each of the Five Branches and the Tampa Branch have ever been a party to any type of AML or Saxon related litigation, employment claim or complaint of any kind against AML or Saxon filed with any government agency, or made any internal complaints, excluding anonymous or other complaints lacking sufficient identifying information to AML or Saxon’s Human Resources Departments or to a manager or supervisor of AML or Saxon against any employee currently located at any of the Five Branches or the Tampa Branch relating to Sexual Harassment, Discrimination, or any other act that, if true, would violate any state or federal employment laws except as described in Exhibit F.
• Relocation: AML and Saxon will not, from the date of execution of this Offer Letter to the date of Acquisition of each of the Five Branches, relocate any of the employees located at any of the Five Branches to other AML or Saxon offices.
• Non Solicitation and Hiring: AML and Saxon will not, for one year from the date of Bravo acquiring any of the employees of AML pursuant to this Offer Letter (“Acquired Employees”), directly or indirectly solicit or hire any of the Acquired Employees.
• Leads: AML will continue to provide leads in good faith to the AML employees located at the Tampa Branch through May 10, 2005. As to the employees located at each of the Five Branches, AML will continue to provide daily leads (greater than or equal to the number of daily leads provided on average during the ten business days prior to execution of this Offer Letter) through May 10, 2005 or until four (4) business days prior to the individual Acquisition of each branch, whichever is later.
• Retention Payment: AML will pay an amount equal to 100% of the amount of commissions normally paid under AML’s Current Commission Plan (the commission plan in effect as of the date of this Offer Letter) for Closed Loans, to the Acquired Employees located at the Five Branches and formerly located at the Tampa Branch, on loans each individual
Originated while employed by AML that Closes up to eleven (11) calendar days after each individual becomes a Bravo employee (the “Retention Payment”). AML will make a good faith effort to Close the loans Originated by the Acquired Employees within eleven (11) calendar days from each individual’s last day of employment with AML. AML will only pay the Retention Payment to those individuals that are still employed by Bravo thirty (30) days after the Acquisition of the applicable branch. (“Originated” for the purpose of this Offer Letter will be defined as: any loan for which a loan application has been taken and entered into AML’s origination system. “Closed Loan(s)” “Close” or “Closes” for the purpose of this Offer Letter will mean a Loan that has been closed pursuant to the requirements of the applicable state law for closing mortgage loans, not timely rescinded by a consumer borrower, and funded by AML or Saxon.)

Robert Eastep

May 3, 2005

• Removal of equipment: As to any equipment located at any of the Five Branches for which a lease cannot be assumed by or assigned to Bravo or purchased by Bravo in the Acquisition, AML will remove such equipment at AML’s own cost.
• Signage: AML will remove any existing signage at each of the Five Branches, and willrepair any damage caused by the removal of each sign at AML’s own cost
• Indemnification: AML and Saxon will indemnify and hold Buyer harmless from the costs or damages related to (A) any litigation, or any claims filed with government agencies, brought against Buyer or any Buyer employee related to conduct by AML or Saxon, or their current or former employees, which occurred prior to the Acquisition, by any employee acquired by Bravo as part of this Acquisition, filed or brought within six (6) months from the date the individual bringing the claim or lawsuit became a Bravo employee; (B) any litigation arising from any loan made by AML prior to the date of Acquisition, only to the extent the behavior complained of is attributable to AML’s or its current or former employees, in which either Buyer or an employee thereof, is a named defendant.
• Accrued Vacation: AML will pay the accrued vacation of each AML employee on the date that each employee is terminated by AML and hired by Bravo.
• Press Release: AML and Saxon agree to the language of ECC’s Press Release reflecting theAcquisition described herein which is attached hereto as Exhibit B and incorporated by reference.
• Surrender of Licenses: AML will notify the appropriate regulatory entities in writing with a copy to Bravo of the pending surrender of any licenses for the Five Branches in effect as of the date of this Offer Letter within five (5) business days from the date of theexecution of this Offer Letter, advising each regulatory entity that the effective date of the surrender will be the Acquisition date of each of the Five Branches.
• Notice of Termination: AML will notify the appropriate regulatory entities in writingwith a copy to Bravo of the pending termination of each of the loan officers located at each of the Five Branches and the Tampa Branch within five (5) business days from thedate of the execution of this Offer Letter, advising each regulatory entity that the effective date of the termination will be the Acquisition date of each of the FiveBranches, and May 16, 2005 for the Tampa Branch.
•	Costs: Each party shall bear its own costs incurred in negotiating and consummating the Acquisition, whether or not the Acquisition is consummated in whole or in part.

The terms of this Offer Letter may only by modified in writing, executed by an authorized officer of Bravo, Encore, Saxon and AML. All parties agree to submit any disputes arising under this Offer Letter that cannot be resolved to binding arbitration. The arbitration will be conducted in accordance with the rules and procedures of the American Arbitration Association. All parties further agree that the prevailing party will be entitled to recover attorneys’ fees and costs incurred. This Offer Letter will be governed by the laws of the State of California and the rules of the American Arbitration Association.

Robert Eastep

May 3, 2005

The result of the arbitration will be binding on the parties, and judgment on the arbitration award may be entered in the Orange County Superior Court of the State of California.

The undersigned authorized officers, on behalf of Bravo, Encore, Saxon, and AML, agree to the terms stated in this Offer Letter.

Bravo Credit Corporation	America’s MoneyLine, Inc.
Name/Title	Name/Title
Signature	Signature
Date	Date

Encore Credit Corp.	Saxon Capital, Inc.
Name/Title	Name/Title
Signature	Signature
Date	Date